SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 27, 2006

Date of Report (date of earliest event reported)

NOTIFY TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-23025	77-0382248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1054 S. De Anza Blvd., Suite 105

San Jose, CA 95129

(Address of principal executive offices)

(408) 777-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2006, Notify Technology Corporation (“Notify”) and Ching C. and Jenny M. Poon, as Trustees of the Ching C. and Jenny Poon 1998 Family Trust entered into a commercial building lease agreement. The one year lease provides for the lease by Notify of approximately 2,545 square feet in a building located in San Jose, California. Base rent under the lease agreement is set at $5,853.50 per month.

In addition, on October 15, 2006, Notify and Colbur Tech LLC entered into a commercial building lease agreement. The two year lease provides for the lease by Notify of approximately 5,264 square feet in a building located in Canfield, Ohio. Base rent under the lease agreement is set at $5,580.37 per month.

Copies of the two lease agreements will be filed with the Notify’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 as Exhibits 10.29 and 10.30 and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIFY TECHNOLOGY CORPORATION

Dated: December 22, 2006	By:	/S/ Gerald W. Rice
Gerald W. Rice, Chief Financial Officer